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                                     Exhibit 4.2
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                           DEAN WITTER SELECT EQUITY TRUST
                         SELECT 5 INDUSTRIAL PORTFOLIO 97-5
                              REFERENCE TRUST AGREEMENT

               This Reference Trust Agreement dated          , 1997 between
     DEAN WITTER REYNOLDS INC., as Depositor, and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Sears Equity Investment Trust, Trust Indenture and Agreement" dated January 22, 1991, as amended on March 16, 1993 and July 18, 1995 (the "Basic Agreement"). Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                  WITNESSETH THAT:

               In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                         I.

                       STANDARD TERMS AND CONDITIONS OF TRUST

               Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

               A. Article I, Section 1.01, paragraph (29) defining "Trustee" shall be amended as follows:

               "'Trustee' shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

               B. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by The Chase Manhattan Bank through-out the Basic Agreement.


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                                   II.

                        SPECIAL TERMS AND CONDITIONS OF TRUST

               The following special terms and conditions are hereby agreed to:

               A. The Trust is denominated Dean Witter Select Equity Trust, Select 5 Industrial Portfolio 97-5 (the "Select 5 Trust").

               B. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

               C.   The term, "Depositor" shall mean Dean Witter Reynolds Inc.

               D.   The aggregate number of Units referred to in Sections 2.03
     and 9.01 of the Basic Agreement is       for the Select 5 Trust.

               E.   A Unit is hereby declared initially equal to 1/     th for
     the Select 5 Trust.

               F.   The term "In-Kind Distribution Date" shall mean
               ,     .

               G.   The term "Record Dates" shall mean          ,     ,
               ,     ,            ,      and         ,      and such other date
     as the Depositor may direct.

               H.   The term "Distribution Dates shall mean         ,     ,
              ,     ,           ,      and             ,      and such other
     date as the Depositor may direct.

               I.   The term "Termination Date" shall mean

               ,     .

               J. For purposes of this Series -- Dean Witter Select Equity Trust, Select 5 Industrial Portfolio 97-5 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the ti-tle of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

               K. The Depositor's Annual Portfolio Supervision Fee shall be a maximum of $0.25 per 100 Units.

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               L.   The Trustee's Annual Fee as defined in Section 6.04 of the
     Indenture shall be $     per 100 Units.

                M. For a Unit Holder to receive "in-kind" distribution, such Unit Holder must tender at least 2,500 Units for redemption, either during the life of the Trust, or at its termination.

                 (Signatures and acknowledgments on separate pages)